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                                                                 Exhibit 15.1


                   ACKNOWLEDGMENT OF INDEPENDENT CERTIFIED PUBLIC
                    ACCOUNTANTS REGARDING INDEPENDENT AUDITORS'
                                   REVIEW REPORT


Zebra Technologies Corporation
333 Corporate Woods Parkway
Vernon Hills, Illinois  60061-3109

Ladies and Gentlemen:

With respect to the registration statements (No. 33-44706, No. 33-72774, and No. 333-59733) on Form S-8 of Zebra Technologies Corporation, we acknowledge our awareness of the incorporation by reference therein of our report dated
October 14, 1998, related to our review of interim financial information as of October 3, 1998.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ KPMG Peat Marwick LLP

Chicago, Illinois
November 18, 1998

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